At a Special Meeting of Shareholders held on October 30, 2000 such shareholders voted for the following proposals:


1.That with respect to the Capital Growth Series the new Advisory Agreement between New England Investment Management,
Inc.(NEIM) and the Trust  is hereby approved.

For		     Against	Abstain		Total
4,210,001	74,724		127,627		4,412,352

2a.That with respect to the Money Market Series the new proposed Subadvisory Agreement between NEIM and Back Bay
Advisors, L.P.(Back Bay) is hereby approved.

For		     Against		Abstain		Total
2,000,485	25,827		 34,740		 2,061,052

2b.That with respect to the Bond Income Series the new proposed Subadvisory Agreement between NEIM and Back Bay is hereby approved.

For		     Against		Abstain		Total
2,493,448	41,706		 59,194		 2,594,347



2c.That with respect to the Managed Series the new proposed Subadvisory Agreement between NEIM and Back Bay is hereby approved.

For		    Against		Abstain		Total
985,698		18,184		 25,462		 1,029,344


2d.That with respect to the Loomis Sayles
Small Cap Series the new proposed Subadvisory Agreement between NEIM and Loomis, Sayles &
Company,  L.P. is hereby approved.

For		     Against		Abstain		Total
2,083,468	29,096		 59,101		 2,171,665



2e.That with respect to the Harris Oakmark
Mid Cap Value Series the new proposed Subadvisory
Agreement between NEIM and Harris Associates L.P. is hereby approved.

For		    Against		Abstain		Total
825,332		15,838		 32,886		 874,057

2f.That with respect to the Westpeak Growth and Income Series the new proposed Subadvisory
Agreement between NEIM and Westpeak Investment
Advisors, L.P. is hereby approved.

For		     Against		Abstain	Total
2,010,980	36,905	 	86,870		2,134,755



2g.That with respect to the Westpeak Stock
Index Series the new proposed Subadvisory Agreement between NEIM and Westpeak Investment Advisors, L.P.
is hereby approved.

For		     Against	Abstai		Total
1,176,796	27,256		37,846		1,241,898



2h.That with respect to the Davis Venture
Value Series the new proposed Subadvisory Agreement between NEIM and Davis Selected Advisers, L.P. and
Davis Selected Advisers NY, Inc. is hereby approved.

For		      Against		Abstain	 	Total
27,971,386	430,286		1,025,772	29,427,444

3.That with respect to all Series the following trustees are hereby elected:


John J. Arena
For		       Against		Abstain	 	Total
116,738,812	0		      3,958,884	120,697,696


Edward A. Benjamin
For		       Against		Abstain		 Total
116,738,812	0	      	3,958,884	120,697,696

Mary Ann Brown
For		       Against		Abstain		 Total
116,726,742	0		      3,970,954	120,697,696

John W. Flynn
For		       Against		Abstain		 Total
116,750,882	0		      3,946,815	120,697,697

Anne M. Goggin
For		       Against		Abstain	 	Total
116,714,672	0	      	3,983,024	120,697,696

Nancy Hawthorne
For		       Against		Abstain		 Total
116,738,812	0		      3,958,884	120,697,696

John T. Ludes
For		       Against	Abstain		 Total
116,750,882	0		     3,946,815	120,697,697

Dale R. Marshall
For		       Against	Abstain		 Total
116,738,812	0		     3,970,954	120,709,766


4.That with respect to each Series the amendment
and restatement of theDeclaration of Trust of the Trust is
hereby approved.
For		       Against		 Abstain		 Total
115,073,184	1,713,907	3,910,605	120,697,697